EXHIBIT 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(SUBSECTIONS (a) AND (b) OF SECTION 1350,
CHAPTER 63 OF TITLE 18, UNITED STATES CODE)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) (the “Act”), the undersigned, Clifford zur Nieden, Acting Chief Executive Officer of MicroMed Cardiovascular, Inc. (the “Company”), hereby certifies that, to his knowledge:

(1) the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 19, 2007

By:	/s/ Clifford zur Nieden
Clifford zur Nieden Interim Chief Executive Officer